Exhibit 99.1
Presidio, Inc. Announces Closing of Refinancing Transactions

New York, NY - January 8, 2018 - Presidio, Inc. (NASDAQ:PSDO) (together with its subsidiaries, “Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to middle-market customers, announced today that it closed its previously announced term loan B facility (the “Term Loan B Facility”), which provided $576.6 million of term loans to refinance the Company's existing term loan facility and $140.0 million of additional term loans. Prior to the refinancing, the Company voluntarily prepaid $25.0 million of term loans under its existing term loan facility on December 29, 2017.

The Term Loan B Facility was issued at a price equal to 99.75% of its face value, with an interest rate of LIBOR plus 2.75% or alternate base rate plus 1.75%, representing a 0.50% reduction from Presidio’s prior term loan facility, and a 1.00% LIBOR floor. The maturity date of the Term Loan B Facility is February 2, 2024, a two year extension to the maturity of Presidio’s prior term loan facility.

Presidio used the proceeds from the Term Loan B Facility to refinance all $576.6 million outstanding under its existing term loan facility, redeem all $125.0 million of Presidio Holdings Inc.’s outstanding 10.25% senior notes due 2023 (the “Senior Notes”), and pay fees, expenses, premiums and interest relating thereto.

As a result of the redemption of the Senior Notes and the refinancing of Presidio’s prior term loan facility with the Term Loan B Facility, the Company expects to realize annualized interest expense savings of approximately $10.5 million.

ABOUT PRESIDIO

Presidio is a leading North American IT solutions provider focused on Digital Infrastructure, Cloud and Security solutions. We deliver this technology expertise through a full life cycle model of professional, managed, and support services including strategy, consulting, implementation and design. By taking the time to deeply understand how our clients define success, we help them harness technology advances, simplify IT complexity and optimize their environments today while enabling future applications, user experiences, and revenue models. We serve approximately 7,000 middle-market, large, and government organizations across a diverse range of industries. More than 2,700 Presidio professionals, including more than 1,500 technical engineers, are based in 60+ offices across the United States in a unique, local delivery model combined with the national scale of a $2.8 billion dollar industry leader. We are passionate about driving results for our clients and delivering the highest quality of service in the industry. Presidio is controlled by funds affiliated with Apollo Global Management, LLC (NYSE:APO).

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward looking statements for a variety of reasons, including, among others: risks and uncertainties related to the capital markets, changes in senior management at Presidio, changes in our relationship with our vendor partners, adverse changes in economic conditions, risks resulting from a decreased demand for Presidio’s information technology solutions, risks relating to rapid technological change in Presidio’s industry and risks relating to acquisitions or regulatory changes. Certain of these and other risks and uncertainties are discussed in Presidio’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

CONTACT INFORMATION
Investor Relations Contact:
Ed Yuen
866-232-3762
investors@presidio.com

Media Contact:
Dori White
Vice President of Corporate Marketing
212-324-4301
doriwhite@presidio.com